Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports First Quarter 2025 Financial Results

•First quarter public cloud ARR of $606 million, an increase of 15% as reported and 16% in constant currency from the prior year period(1)
•First quarter GAAP operating margin of 15.8%, up 550 bps YoY
•First quarter Non-GAAP operating margin of 21.8%, up 270 bps YoY(2)
•First quarter GAAP diluted EPS of $0.45 and non-GAAP diluted EPS of $0.66(2)
•First quarter cash from operations of $8 million and free cash flow of $7 million(3)

SAN DIEGO – May 6, 2025 -- Teradata (NYSE: TDC) today announced its first quarter 2025 financial results.

“Teradata met our outlook for all key metrics in the first quarter as a result of disciplined execution, continued pull through of the go-to-market actions taken last year and accelerating innovation,” said Steve McMillan, Teradata president and CEO. “We are helping industry leaders around the world recognize value from trusted AI and our hybrid platform, which remains highly relevant in times of uncertainty. We will be closely monitoring the dynamic market as we are affirming our pragmatic 2025 cloud and total ARR growth outlook.”

First Quarter 2025 Financial Highlights Compared to First Quarter 2024

•Public cloud ARR increased to $606 million from $525 million, an increase of 15% as reported and 16% in constant currency(1)
•Total ARR decreased to $1.442 billion from $1.480 billion, a decrease of -3% as reported and -2% in constant currency(1)
•Recurring revenue was $358 million versus $388 million a decrease of -8% as reported and -6% in constant currency(1)
•Total revenue was $418 million versus $465 million, a decrease of -10% as reported and -8% in constant currency(1)
•Recurring revenue was 86% of total revenue versus 83%
•GAAP gross margin was 59.3% versus 61.1%
•Non-GAAP gross margin was 60.3% versus 62.2%(2)
•GAAP operating margin was 15.8% versus 10.3%
•Non-GAAP operating margin was 21.8% versus 19.1%(2)
•GAAP diluted EPS was $0.45 versus $0.20 per share

•Non-GAAP diluted EPS was $0.66 versus $0.57 per share(2)
•Cash flow from operations was $8 million compared to $27 million
•Free cash flow was $7 million compared to $21 million(3)

Outlook
For the second quarter of 2025:
•Recurring revenue in the range of -5% to -7% year-over-year, in constant currency(4)
•Total revenue in the range of -7% to -9% year-over-year, in constant currency(4)
•GAAP diluted EPS is expected to be in the range of $0.02 to $0.06 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.37 to $0.41 per share(2)

For the full-year 2025, Teradata updates the following ranges:
•Total revenue range is expanded to -4% to -7% year-over-year, in constant currency(4)
•GAAP diluted EPS is increased to now be in the range of $1.06 to $1.16

Teradata reaffirms the following ranges:
•Public cloud ARR growth of 14% to 18% year-over-year, in constant currency(4)
•Total ARR in the range of flat to 2% year-over-year, in constant currency(4)
•Recurring revenue in the range of -3% to -5% year-over-year, in constant currency(4)
•Non-GAAP diluted EPS is expected to be in the range of $2.15 to $2.25 per share(2)
•Cash flow from operations of $270 million to $300 million
•Free cash flow of $250 million to $280 million(3)

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on May 6, 2025. Investors and participants may attend the call by dialing (404) 975-4839 and entering access code 457141. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 457141.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$358	$388	(8)%	(6)%
Perpetual software licenses, hardware and other	10	8	25%	26%
Consulting services	50	69	(28)%	(26)%
Total revenue	$418	$465	(10)%	(8)%

Product Sales	$368	$396	(7)%	(5)%
Consulting Services	50	69	(28)%	(26)%
Total revenue	$418	$465	(10)%	(8)%

Revenue
(in millions)

	As of March 31
	2025	2024	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,442	$1,480	(3)%	(2)%
Public cloud ARR**	$606	$525	15%	16%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2025	2024	% Chg.
GAAP Gross Profit	$248	$284	(13)%
% of Revenue	59.3%	61.1%

Excluding:
Stock-based compensation expense	4	4
Reorganization and other costs	—	1
Non-GAAP Gross Profit	$252	$289	(13)%
% of Revenue	60.3%	62.2%

Operating Income
GAAP Operating Income	$66	$48	38%
% of Revenue	15.8%	10.3%

Excluding:
Stock-based compensation expense	22	34
Reorganization and other costs	3	7
Non-GAAP Operating Income	$91	$89	2%
% of Revenue	21.8%	19.1%

Net Income
GAAP Net Income	$44	$20	120%
% of Revenue	10.5%	4.3%

Excluding:
Stock-based compensation expense	22	34
Reorganization and other costs	3	7
Argentina Blue Chip Swap	—	2
Income tax adjustments (i)	(5)	(6)
Non-GAAP Net Income	$64	$57	12%
% of Revenue	15.3%	12.3%

	For the Three Months
	ended March 31		2025 Outlook
Earnings Per Share:	2025	2024	2025 Q2 Guidance	2025 FY Guidance
GAAP Earnings Per Share	$0.45	$0.20	$0.02 - $0.06	$1.06 - $1.16
Excluding:
Stock-based compensation expense	0.23	0.34	0.27	1.09
Reorganization and other costs	0.03	0.07	0.16	0.22
Argentina Blue Chip Swap	—	0.02	—	—
Income tax adjustments(i)	(0.05)	(0.06)	(0.08)	(0.22)
Non-GAAP Diluted Earnings Per Share	$0.66	$0.57	$0.37 - $0.41	$2.15 - $2.25

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2025, was 22.9% and March 31, 2024, was 24.0%. In addition, for the first quarter and full year 2025, we included a discrete tax adjustment of ($0.06) for the expected reversal of tax reserves due to the final settlement of an IRS audit in the first quarter of 2025.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less total capital expenditures. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months
(in millions)	ended March 31		Outlook
	2025	2024	2025
Cash provided by operating activities (GAAP)	$8	$27	$270 to $300
Less total capital expenditures	(1)	(6)	(~20)
Free Cash Flow (non-GAAP measure)	$7	$21	$250 to $280

4.We are providing an outlook for the 2025 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2025 second quarter and 2025 full year financial outlook, Chief Financial Officer transition, and product innovation and demand. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including the 2024 restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2025	2024	% Chg
Revenue
Recurring	$358	$388	(8)%
Perpetual software licenses, hardware and other	10	8	25%
Consulting services	50	69	(28)%
Total revenue	418	465	(10)%
Gross profit
Recurring	250	276
% of Revenue	69.8%	71.1%
Perpetual software licenses, hardware and other	1	—
% of Revenue	10.0%	—%
Consulting services	(3)	8
% of Revenue	(6.0)%	11.6%
Total gross profit	248	284
% of Revenue	59.3%	61.1%

Selling, general and administrative expenses	116	161
Research and development expenses	66	75
Income from operations	66	48
% of Revenue	15.8%	10.3%

Other expense, net	(8)	(16)

Income before income taxes	58	32
% of Revenue	13.9%	6.9%

Income tax expense	14	12
% Tax rate	24.1%	37.5%

Net income	$44	$20
% of Revenue	10.5%	4.3%

Net income per common share
Basic	$0.46	$0.21
Diluted	$0.45	$0.20

Weighted average common shares outstanding
Basic	95.1	97.4
Diluted	97.4	100.1

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets
Current assets
Cash and cash equivalents	$368	$420	$337
Accounts receivable, net	307	234	311
Inventories	13	18	16
Other current assets	103	77	105
Total current assets	791	749	769
Property and equipment, net	201	185	227
Right of use assets- operating lease, net	8	8	7
Goodwill	396	394	396
Capitalized contract costs, net	40	46	59
Deferred income taxes	219	226	204
Other assets	97	96	83
Total assets	$1,752	$1,704	$1,745

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$25
Current portion of finance lease liability	62	57	64
Current portion of operating lease liability	4	4	5
Accounts payable	100	106	119
Payroll and benefits liabilities	77	111	92
Deferred revenue	550	512	573
Other current liabilities	128	115	105
Total current liabilities	946	930	983
Long-term debt	449	455	474
Finance lease liability	43	30	57
Operating lease liability	5	5	4
Pension and other postemployment plan liabilities	105	104	94
Long-term deferred revenue	11	10	13
Deferred tax liabilities	10	9	8
Other liabilities	25	28	58
Total liabilities	1,594	1,571	1,691
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,214	2,192	2,103
Accumulated deficit	(1,913)	(1,913)	(1,918)
Accumulated other comprehensive loss	(144)	(147)	(132)
Total stockholders' equity	158	133	54
Total liabilities and stockholders' equity	$1,752	$1,704	$1,745

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2025	2024
Operating activities
Net income	$44	$20
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	20	27
Stock-based compensation expense	22	34
Deferred income taxes	10	12
Loss on Blue Chip Swap	—	2
Changes in assets and liabilities:
Receivables	(73)	(25)
Inventories	5	(3)
Current payables and accrued expenses	(30)	(30)
Deferred revenue	39	(6)
Other assets and liabilities	(29)	(4)
Net cash provided by operating activities	8	27
Investing activities
Expenditures for property and equipment	(1)	(6)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	—	(2)
Net cash used in investing activities	(1)	(8)
Financing activities
Repurchases of common stock	(44)	(124)
Repayments of long-term borrowings	(6)	—
Payments of finance leases	(16)	(20)
Other financing activities, net	(2)	(6)
Net cash used in financing activities	(68)	(150)
Effect of exchange rate changes on cash and cash equivalents	9	(17)
Decrease in cash, cash equivalents and restricted cash	(52)	(148)
Cash, cash equivalents and restricted cash at beginning of period	421	486
Cash, cash equivalents and restricted cash at end of period	$369	$338

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$33	$11
Assets acquired by operating leases	$1	$—

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2025	2024	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$368	$396	(7)%	(5)%
Consulting Services	50	69	(28)%	(26)%
Total segment revenue	418	465	(10)%	(8)%

Segment gross profit
Product Sales	253	278
% of Revenue	68.8%	70.2%
Consulting Services	(1)	11
% of Revenue	(2.0)%	15.9%
Total segment gross profit	252	289
% of Revenue	60.3%	62.2%

Reconciling items(1)	(4)	(5)
Total gross profit	$248	$284
% of Revenue	59.3%	61.1%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.